Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Vizacom Inc. (formerly known as Software Publishing Corporation Holdings, Inc.) (the "Company"), with respect to the Company's 1994 Long Term Incentive Plan, of our report dated April 1, 1999, with respect to the financial statements of Serif (Europe) Limited included in the Annual Report (Form 10-KSB) of the Company for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young
                                                 ERNST & YOUNG
                                                 Registered Auditor

Nottingham, England
July 15, 1999